Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

KALVISTA PHARMACEUTICALS, INC. (Formerly known as CARBYLAN THERAPEUTICS, INC.)

Amended and Restated on June 14, 2023

SECTION 1 -
STOCKHOLDERS
Section 1.1.
Annual Meeting.

An annual meeting of the stockholders of KalVista Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”) for the election of directors to succeed those whose term expire and for the transaction of such other business as may properly come before the meeting shall be held at the place, if any, within or without the State of Delaware, on the date and at the time that the Board of Directors of the Corporation (the “Board of Directors”) shall each year fix. Unless stated otherwise in the notice of the annual meeting of the stockholders of the Corporation, such annual meeting shall be at the principal office of the Corporation.

Section 1.2.
Advance Notice of Nominations and Proposals of Business.
(a)
Nominations of persons for election to the Board of Directors and proposals for other business to be transacted by the stockholders at an annual meeting of stockholders may be made (i) pursuant to the Corporation’s notice with respect to such meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or any committee thereof or (iii) by any stockholder of record of the Corporation who (A) was a stockholder of record at the time of the giving of the notice contemplated in Section 1.2(b) (the “Record Stockholder”), (B) is entitled to vote at such meeting and (C) has complied with the notice procedures set forth in this Section 1.2. Subject to Section 1.2(a)(i) and except as otherwise required by law, clause (iii) of this Section 1.2(a) shall be the exclusive means for a stockholder to make nominations or propose other business (other than nominations and proposals properly brought pursuant to applicable provisions of federal law, including the Securities Exchange Act of 1934 (as amended from time to time, the “Act”) and the rules and regulations thereunder) before an annual meeting of stockholders.
(b)
Except as otherwise required by law, for nominations or proposals to be properly brought before an annual meeting by a Record Stockholder pursuant to clause (iii) of Section 1.2(a), (i) the Record Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation with the information contemplated by Section 1.2(c); (ii) the business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware (the “DGCL”); (iii) (A) the Proposing Person (as defined in Section 1.2(k)) must have provided the Corporation with a Solicitation Notice (as defined in Section 1.2(k)), in the case of a proposal other than the nomination of persons for election to the Board, the Proposing Person must have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal and must have included in such materials the Solicitation Notice or (B) if the Proposing Person has delivered a notice of nomination or nominations the Proposing Person must certify to the Corporation in writing, that it has complied with and will comply with the requirement of Rule 14a-19 promulgated under the Act, if applicable, and the Proposing Person shall deliver, no later than five (5) business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof, reasonable evidence that it has complied with such requirements; and (iv) in the case of a proposal other than the nomination of persons for election to the Board, if no Solicitation Notice relating thereto has been timely provided pursuant to this Section 1.2, the Proposing Person proposing such business must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section 1.2.
(c)
To be timely for purposes of Section 1.2(b), (i) a Record Stockholder’s notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation on a date not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the prior year’s annual meeting or if there was no annual meeting in the prior year or if the date of the current year’s annual meeting is more than thirty (30) days before or after the anniversary date of the prior year’s annual meeting, on or before ten (10) days after the day on which the date of the current year’s annual meeting is first disclosed in a public announcement, (ii) in the case of a proposal of the nomination of person for election to the Board, the Record Stockholder shall have complied in all respects with the requirements of Section 14 of the Act, including, without limitation, if applicable, the requirements of rule 14a-19 (as such rule and regulations may be amended from time to time by the Securities and Exchange Commission, including any Securities and Exchange Commission Staff interpretations relating thereto) and (iii) in the case of a proposal for the nomination of persons for election to the Board, the Board or an executive officer designated thereby shall have determine that the Record Stockholder has satisfied the requirements of this Section 1.2. In no event shall any adjournment, postponement or rescheduling (or the public announcement thereof) of an annual meeting or the announcement thereof commence a new time period for the delivery of such notice. Notwithstanding anything in this Section 1.2 to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least ten (10) days prior to the last day a stockholder may deliver a notice in accordance with the first sentence of this paragraph, a stockholder’s notice required by this Section 1.2 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
(d)
Such notice from a Record Stockholder must state (i) as to each nominee that the Proposing Person proposes for election or reelection as a director, (A) all information relating to such nominee that would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Act and such nominee’s written consent to being named as a nominee in any proxy materials relating to the Corporation’s next meeting, (B) the class, series and number of any shares of stock of the Corporation that are beneficially owned or owned of record by such person or any Associated Person (as defined in Section 1.2(k)) (B) a description of all direct and indirect compensation and other material monetary arrangements, agreements or understandings during the past three years, and any other material relationship, if any, between or concerning such Proposing Person, or any of their respective affiliates or associates, on the one hand, and the proposed nominee or any of his or her affiliates or associates, on the other hand, (C) a description of any position of such person as an officer or director of any Competitor (as defined in Section 1.2(k)) within the three years preceding the submission of the notice and (D) a statement whether such person, if elected, intends to tender, promptly following such person’s election or reelection, an irrevocable resignation effective upon such person’s failure to receive the required vote for reelection at any future meeting at which such person would face reelection and acceptance of such resignation by the Board, in accordance with the Corporation’s policies; (ii) as to each proposal that the Record Stockholder seeks to bring before the meeting, a brief description of such proposal, the reasons for making the proposal at the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment) and any material interest that the Record Stockholder has in the proposal; and (iii) (A) the name and address of the Record Stockholder giving the notice on whose behalf the nomination or proposal is made, (B) the class (and, if applicable, series) and number of shares of stock of the Corporation that are, directly or indirectly, owned beneficially or of record by the Proposing Person, (C) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class (or, if applicable, series) of shares of stock of the Corporation or with a value derived in whole or in part from the value of any class (or, if applicable, series) of shares of stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (each, a “Derivative Instrument”) directly or indirectly owned beneficially or of record by such Proposing Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of stock of the Corporation of the Proposing Person, (D) any proxy, contract, arrangement, understanding or relationship pursuant to which such Proposing Person has a right to vote any securities of the Corporation, (E) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Proposing Person is a general partner or beneficially owns, directly or indirectly, an interest in a general partner, (F) any performance-related fees (other than an asset-based fee) that such Proposing Person is entitled to based on any increase or decrease in the value of the shares of stock of the Corporation or Derivative Instruments, (G) any other information relating to such Proposing Person, if any, required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Act and the rules and regulations of the Securities and Exchange Commission thereunder, (H) a representation that the Proposing Person is a holder of record of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (I) a certification as to whether or not the Proposing Person has complied with all applicable federal, state and other legal requirements in connection with the Proposing Person’s acquisition of shares of capital stock or other securities of the Corporation and the Proposing Person’s acts or omissions as a stockholder (or beneficial owner of securities) of the Corporation, (J) whether either the Proposing Person intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal (an affirmative statement of such intent being a “Solicitation Notice” or, in the case of a nomination or nominations, a representation the Proposing Person intends to solicit the holders of shares representing at least 67% of the voting power of the shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19, and the name of each participant (as defined in Item 4 of the Act Schedule 14A) in such solicitation and (K) a complete and accurate description of any pending or, to the Proposing Person’s knowledge, threatened legal proceeding in which the Proposing Person is a party or participant involving the Corporation or, to the Proposing Person’s knowledge, any current or former officer, director, affiliate or associate of the Corporation. The Corporation may require any proposed nominee to furnish such other information as may be reasonably requested by the Corporation to determine the eligibility of the proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of the nominee. The information required to be included in a notice pursuant to this Section 1.2(c) shall be provided as of the date of such notice. The information required to be included in a notice pursuant to this Section 1.2(c) shall not include any ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is directed to prepare and submit the notice required by this Section 1.2(c) on behalf of a beneficial owner of the shares held of record by such broker, dealer, commercial bank, trust company or other nominee and who is not otherwise affiliated or associated with such beneficial owner.
(e)
A Record Stockholder providing written notice required by this Section 1.2 shall update such notice, and any other information provided to the Corporation, in writing, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for determining the stockholders entitled to notice of the meeting and (ii) 5:00 p.m. Eastern Time on the tenth (10th) business day prior to the meeting or any adjournment, postponement or rescheduling thereof. In the case of an update pursuant to clause (i) of the foregoing sentence, such update shall be received by the Secretary of the Corporation at the principal executive office of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to notice of the meeting, and in the case of an update and supplement pursuant to clause (ii) of the foregoing sentence, such update and supplement shall be received by the Secretary of the Corporation at the principal executive office of the Corporation not later than eight (8) business days prior to the date for the meeting and, if practicable, any adjournment, postponement or rescheduling thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed). Notwithstanding the foregoing, if the Proposing Person no longer plans to solicit proxies in accordance with its representation pursuant to Section 1.2(d)(iii)(J), the Proposing Person shall inform the Corporation of this change by delivering a writing to the Secretary at the principal executive offices of the Corporation no later than two (2) business days after the occurrence of such change. Such Proposing Person shall also update its notice so that the information required by Section 1.2(d)(iii)(J) is current through the date of the meeting or any adjournment, postponement, or rescheduling thereof, and such update shall be delivered in writing to the Secretary at the principal executive offices of the Corporation no later than two (2) business days after the occurrence of any material change to the information previously disclosed pursuant to Section 1.2(d)(iii)(J). For the avoidance of doubt, the obligation to update as set forth in this paragraph shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by such Proposing Person, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or nomination or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of the stockholders. If a Record Stockholder providing written notice required by this Section 1.2 fails to provide any written update in accordance with this Section 1.2, the information as to which such written update relates may be deemed not to have been provided in accordance with these Bylaws.
(f)
If any information submitted pursuant to this Section 1.2 is inaccurate or incomplete in any material respect (as determined by the Board or a committee thereof), such information shall be deemed not to have been provided in accordance with these Bylaws. A Record Stockholder shall notify the Secretary in writing at the principal executive offices of the Corporation of any inaccuracy or change in any information submitted within two (2) business days after becoming aware of such inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification will cure any deficiencies or inaccuracies with respect to any prior submission by such Record Stockholder. Upon written request of the Secretary on behalf of the Board (or a duly authorized committee thereof), the Record Stockholder shall provide, within seven (7) business days after delivery of such request (or such longer period as may be specified in such request), (1) written verification, reasonably satisfactory to the Board, any committee thereof, or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted and (2) a written affirmation of any information submitted as of an earlier date. If the Record Stockholder fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with these Bylaws.
(g)
Subject to the certificate of incorporation of the Corporation (the “Certificate of Incorporation”), this Section 1.2 and applicable law, only persons nominated in accordance with procedures stated in this Section 1.2 shall be eligible for election as and to serve as members of the Board of Directors and the only business that shall be conducted at an annual meeting of stockholders is the business that has been brought before the meeting in accordance with the procedures set forth in this Section 1.2. The number of nominees a stockholder may nominate for election at a meeting of stockholders (or in the case of a Record Stockholder giving the notice on behalf of another Proposing Person, the number of nominees a stockholder may nominate for election at the meeting on behalf of such Proposing Person) shall not exceed the number of directors to be elected at such meeting. The presiding person of the meeting shall have the power and the duty to determine whether a nomination or any proposal has been made according to the procedures stated in this Section 1.2 (including satisfying the information requirements set forth herein with accurate and complete information) and, if any nomination or proposal does not comply with this Section 1.2, unless otherwise required by law, the nomination or proposal shall be disregarded (and any such nominee shall be disqualified), including that if a stockholder provides notice pursuant to Rule 14a-19(b) promulgated under the Act and subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Act, including the provision to the Corporation of notices required thereunder in a timely manner, then the Corporation shall disregard any proxies or votes solicited for such stockholder’s director nominees (and any such nominee shall be disqualified).
(h)
Notwithstanding the foregoing provisions of this Section 1.2, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business such nomination may be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1.2, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. If a stockholder has given timely notice as required herein to make a nomination or bring a proposal of other business before any annual or special meeting of stockholders of the Corporation and intends to authorize a qualified representative to act for such stockholder as a proxy to present the nomination or proposal at such meeting, the stockholder shall give notice of such authorization in writing to the Secretary not less than three (3) business days before the date of such meeting, including the name and contact information for such person. Notwithstanding the foregoing provisions of Section 1.2, unless otherwise required by law, no stockholder shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such stockholder has complied with Rule 14a-19 promulgated under the Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner
(i)
Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 1.2 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting upon such election and who complies with the notice procedures set forth in this Section 1.2. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if (A) the stockholder’s notice required by paragraph (b) of this Section 1.2 shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting, (B) the stockholder has complied in all respects with the requirements of Section 14 of the Act, including, without limitation, if applicable, the requirements of Rule 14a-19 (as such rule and regulations may be amended from time to time by the Securities and Exchange Commission, including any Securities and Exchange Staff interpretations relating thereto) and (C) the Board or an executive officer designated thereby has determined that the stockholder has satisfied the requirements of Section 1.2. In no event shall the public announcement of an adjournment, postponement or rescheduling (or the public announcement thereof) of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(j)
All provisions of this Section 1.2 are subject to, and nothing in this Section 1.2 shall in any way limit the exercise, or the method or timing of the exercise of, the rights of any person granted by the Corporation to nominate directors, which rights may be exercised without compliance with the provisions of this Section 1.2.
Section 1.3.
Special Meetings; Notice.

Subject to any special rights of the holders of any series of preferred stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by or at the direction of the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies. Notice of every special meeting of the stockholders of the Corporation shall state the purpose or purposes of such meeting. Except as otherwise required by law, the business conducted at a special meeting of stockholders of the Corporation shall be limited exclusively to the business set forth in the Corporation’s notice of meeting, and the individual or group calling such meeting shall have exclusive authority to determine the business included in such notice.

Section 1.4.
Notice of Meetings.

Notice of the place, if any, date and time of all meetings of stockholders of the Corporation, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and the means of remote communications, if any, by which stockholders and proxy holders may be deemed present and vote at such meeting, and, in the case of all special meetings of stockholders, the purpose or purposes of the meeting, shall be given, not less than ten (10) nor more than sixty (60) days before the date on which such meeting is to be held, to each stockholder entitled to notice of the meeting.

The Corporation may postpone or cancel any previously called annual or special meeting of stockholders of the Corporation by making a Public Announcement (as defined in Section 1.2(k)) of such postponement or cancellation prior to the meeting. When a previously called annual or special meeting is postponed to another time, date or place, if any, notice of the place (if any), date and time of the postponed meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and the means of remote communications, if any, by which stockholders and proxy holders may be deemed present and vote at such postponed meeting, shall be given in conformity with this Section 1.4 unless such meeting is postponed to a date that is not more than sixty (60) days after the date that the initial notice of the meeting was provided in conformity with this Section 1.4.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with Section 222(a) of the DGCL; provided, however, that if the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting, or if after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting the Board of Directors shall fix a new record date for notice of such adjourned meeting in conformity herewith and such notice shall be given to each stockholder of record entitled to vote at such adjourned meeting as of the record date for notice of such adjourned meeting. At any adjourned meeting, any business may be transacted that may have been transacted at the original meeting.

Section 1.5.
Quorum.

At any meeting of the stockholders, the holders of shares of stock of the Corporation entitled to cast a majority of the total votes entitled to be cast by the holders of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (“Voting Stock”), present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number is required by applicable law or the Certificate of Incorporation. If a separate vote by one or more classes or series is required, the holders of shares entitled to cast a majority of the total votes entitled to be cast by the holders of the shares of the class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.

If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, if any, date and time.

Section 1.6.
Organization.

The chairman of the Board or, in his or her absence, the person whom the Board of Directors designates or, in the absence of that person or the failure of the Board of Directors to designate a person, the President of the Corporation or, in his or her absence, the person chosen by the holders of a majority of the shares of capital stock entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders of the Corporation and act as chairman of the meeting. In the absence of the Secretary or any Assistant Secretary of the Corporation, the secretary of the meeting shall be the person the chairman appoints.

Section 1.7.
Conduct of Business.

The presiding person of any meeting of stockholders of the Corporation shall determine the order of business and the rules of procedure for the conduct of such meeting, including the manner of voting and the conduct of discussion as he or she determines to be in order. The person presiding of the meeting shall have the power to adjourn the meeting to another place, if any, date and time. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the presiding person of the meeting shall have the right and authority to convene and (for any or no reason) to adjourn the meeting (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; (vi) restricting the use of audio/visual recording devices and cell phones; (vii) complying with any state and local laws and regulations concerning safety and security; (viii) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting; and (ix) any additional attendance or other procedures or requirements for proponents submitting a proposal pursuant to Rule 14a-8 promulgated under the Act. The presiding person of the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a nomination or matter of business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered.

Section 1.8.
Proxies; Inspectors.
(a)
At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by applicable law.
(b)
Prior to a meeting of the stockholders of the Corporation, the Corporation shall appoint one or more inspectors to act at a meeting of stockholders of the Corporation and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by applicable law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before beginning the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of inspectors. The inspectors shall have the duties prescribed by applicable law.
Section 1.9.
Voting.

Except as otherwise required by the rules or regulations of any stock exchange applicable to the Corporation or pursuant to any law or regulation applicable to the Corporation or by the Certificate of Incorporation or these bylaws, all matters, including election of directors other than a contested election (an “uncontested election”) shall be determined by a majority of the votes cast on the matter affirmatively or negatively at a duly held meeting at which a quorum is present, provided that if, as of the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation, or at any time thereafter, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section 1.9, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election).

Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board of Directors.

Section 1.10.
Action by Written Consent.

Except as otherwise may be provided in the Certificate of Incorporation, stockholders may not take any action by written consent in lieu of a meeting of stockholders.

Section 1.11.
Stock List.

A complete list of stockholders of the Corporation entitled to vote at any meeting of stockholders of the Corporation, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in the name of such stockholder, shall be open to the examination of any such stockholder, for any purpose germane to a meeting of the stockholders of the Corporation, for a period of no later than the tenth (10th) day before the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours at the principal place of business of the Corporation; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before such meeting date. Nothing in this Section 1.11 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list.

In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

Except as otherwise provided by law, the stock ledger shall be the sole evidence of the identity of the stockholders entitled to vote at a meeting and the number of shares held by each stockholder.

Section 1.12.
Emergency Bylaws. This Section 1.12 shall be operative during any emergency condition as contemplated by Section 110 of the DGCL (an “Emergency”), notwithstanding any different or conflicting provisions in these Bylaws, the Certificate of Incorporation or the DGCL. In the event of any Emergency the director or directors in attendance at a meeting of the Board or a standing committee thereof shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board as they shall deem necessary and appropriate. In the event that no directors are able to attend a meeting of the Board or any committee thereof in an Emergency, then the Designated Officers in attendance shall serve as directors, or committee members, as the case may be, for the meeting and will have full powers to act as directors, or committee members, as the case may be, of the Corporation. Except as the Board may otherwise determine, during any Emergency, the Corporation and its directors and officers, may exercise any authority and take any action or measure contemplated by Section 110 of the DGCL.

For purposes of this Section 1.12, the term “Designated Officer” means an officer identified on a numbered list of officers of the Corporation who shall be deemed to be, in the order in which they appear on the list up until a quorum is obtained, directors of the Corporation, or members of a committee of the Board, as the case may be, for purposes of obtaining a quorum during an Emergency, if a quorum of directors or committee members, as the case may be, cannot otherwise be obtained during such Emergency, which list of Designated Officers shall be approved by the Board from time to time but in any event prior to such time or times as an Emergency may have occurred.

SECTION 2 -
BOARD OF DIRECTORS
Section 2.1.
General Powers and Qualifications of Directors.

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities these bylaws expressly confer upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by the DGCL or by the Certificate of Incorporation or by these bylaws required to be exercised or done by the stockholders. Directors need not be stockholders of the Corporation to be qualified for election or service as a director of the Corporation.

Section 2.2.
Number of Directors.

The Board of Directors shall consist of one or more members, each of whom shall be a natural person. Subject to any rights of holders of any series of preferred stock to elect additional directors under specified circumstances, the number of directors shall be determined from time to time by resolution of the Board of Directors unless the Certificate of Incorporation fixes the number of directors. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

Section 2.3.
Removal; Resignation.

Any director or the entire Board of Directors may be removed, but only with cause, by the holders of at least 66 2⁄3% of the voting power of the Voting Stock, voting together as a single class. Any director may resign at any time upon notice given in writing, including by electronic transmission, to the Corporation. If an incumbent director fails, in an uncontested election, to receive the vote required to be elected in accordance with Section 1.9, then such director shall tender his or her resignation in accordance with the procedures determined by the Nominating and Governance Committee of the Board. The Nomination and Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, nominate a replacement, or recommend any other related action be taken.

Section 2.4.
Regular Meetings.

Regular meetings of the Board of Directors shall be held at the place (if any), on the date and at the time as shall have been established by the Board of Directors and publicized among all directors. A notice of a regular meeting, the date of which has been so publicized, shall not be required.

Section 2.5.
Special Meetings.

Special meetings of the Board of Directors may be called by the President or by two or more directors then in office. Notice of the place, if any, date and time of each special meeting shall be given to each director either (a) by mailing written notice thereof not less than five (5) days before the meeting, or (b) by telephone, facsimile or other means of electronic transmission providing notice thereof not less than twenty-four hours before the meeting. Any and all business may be transacted at a special meeting of the Board of Directors.

Section 2.6.
Quorum.

At any meeting of the Board of Directors, a majority of the total number of directors then in office shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, if any, date or time, without further notice or waiver thereof.

Section 2.7.
Participation in Meetings By Conference Telephone or Other Communications Equipment.

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board of Directors or committee thereof by means of conference telephone or other communications equipment by means of which all directors participating in the meeting can hear each other director, and such participation shall constitute presence in person at the meeting.

Section 2.8.
Conduct of Business.

At any meeting of the Board of Directors, business shall be transacted in the order and manner that the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, provided a quorum is present at the time such matter is acted upon, except as otherwise provided in the Certificate of Incorporation or these bylaws or required by applicable law. The Board of Directors or any committee thereof may take action without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings, or electronic transmission or electronic transmissions, are filed with the minutes of proceedings of the Board of Directors or any committee thereof. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.9.
Compensation of Directors.

The Board of Directors shall be authorized to fix the compensation of directors. The directors of the Corporation shall be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be reimbursed a fixed sum for attendance at each meeting of the Board of Directors, paid an annual retainer or paid other compensation, including equity compensation, as the Board of Directors determines. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees shall have their expenses, if any, of attendance of each meeting of such committee reimbursed and may be paid compensation for attending committee meetings or being a member of a committee.

SECTION 3 -
COMMITTEES
Section 3.1.
Committees of the Board of Directors.

The Board of Directors may designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees, appoint a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. All provisions of this Section 3.1 are subject to, and nothing in this Section 3.1 shall in any way limit the exercise, or method or timing of the exercise of, the rights of any person granted by the Corporation with respect to the existence, duties, composition or conduct of any committee of the Board of Directors.

SECTION 4 -
OFFICERS
Section 4.1.
Generally.

The officers of the Corporation shall consist of a President and Chief Executive Officer, one or more Senior Vice Presidents, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, a Chief Financial Officer and other officers as may from time to time be appointed by the Board of Directors. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person. The compensation of officers appointed by the Board of Directors shall be determined from time to time by the Board of Directors or a committee thereof or by the officers as may be designated by resolution of the Board of Directors.

Section 4.2.
President.

Unless otherwise determined by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. Subject to the provisions of these bylaws and to the direction of the Board of Directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers that are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors. He or she shall have the power to sign all stock certificates, contracts and other instruments of the Corporation that are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.

Section 4.3.
Senior Vice Presidents and Vice Presidents.

Each Senior Vice President and Vice President shall have the powers and duties delegated to him or her by the Board of Directors or the President. One Senior Vice President may be designated by the Board of Directors to perform the duties and exercise the powers of the President in the event of the President’s absence or disability.

Section 4.4.
Secretary and Assistant Secretaries.

The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform other duties as the Board of Directors may from time to time prescribe.

Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary, (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

Section 4.5.
Chief Financial Officer, Treasurer and Assistant Treasurers.

The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Corporation. The Chief Financial Officer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. The President may direct the Treasurer or any Assistant Treasurer to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

Section 4.6.
Delegation of Authority.

The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 4.7.
Removal.

The Board of Directors may remove any officer of the Corporation at any time, with or without cause.

Section 4.8.
Action with Respect to Securities of Other Companies.

Unless otherwise directed by the Board of Directors, the President, or any officer of the Corporation authorized by the President, shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders or equityholders of, or with respect to any action of, stockholders or equityholders of any other entity in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other entity.

SECTION 5 -
STOCK
Section 5.1.
Certificates of Stock.

Shares of the capital stock of the Corporation may be certificated or uncertificated, as provided in the DGCL. Stock certificates shall be signed by, or in the name of the Corporation by, (i) the chairman of the Board (if any) or the vice-chairman of the Board (if any), or the President or a Senior Vice President, and (ii) the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, or the Chief Financial Officer, certifying the number of shares owned by such stockholder. Any signatures on a certificate may be by facsimile.

Section 5.2.
Transfers of Stock.

Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation (within or without the State of Delaware) or by transfer agents designated to transfer shares of the stock of the Corporation.

Section 5.3.
Lost, Stolen or Destroyed Certificates.

In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to regulations as the Board of Directors may establish concerning proof of the loss, theft or destruction and concerning the giving of a satisfactory bond or indemnity, if deemed appropriate.

Section 5.4.
Regulations.

The issue, transfer, conversion and registration of certificates of stock of the Corporation shall be governed by other regulations as the Board of Directors may establish.

Section 5.5.
Record Date.

In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) days prior to such other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 6 -
INDEMNIFICATION AND ADVANCEMENT OF EXPENSES
Section 6.1.
Indemnification.

The Corporation shall indemnify, defend and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnitee”) who was or is made, or is threatened to be made, a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or an officer of the Corporation or, while a director or an officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, member, trustee or agent of another corporation or of a partnership, joint venture, trust, nonprofit entity or other enterprise (including, but not limited to, service with respect to employee benefit plans) (any such entity, an “Other Entity”), against all liability and loss suffered (including, but not limited to, expenses (including, but not limited to, attorneys’ fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection with such Proceeding); provided such Indemnitee acted in good faith and in a manner that the Indemnitee reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful. Notwithstanding the preceding sentence, the Corporation shall be required to indemnify an Indemnitee in connection with a Proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such Proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors of the Corporation or the Proceeding (or part thereof) relates to the enforcement of the Corporation’s obligations under this Section 6.1.

Section 6.2.
Advancement of Expenses.

The Corporation shall to the fullest extent not prohibited by applicable law pay, on an as-incurred basis, all expenses (including, but not limited to attorneys’ fees and expenses) incurred by an Indemnitee in defending any proceeding in advance of its final disposition. Such advancement shall be unconditional, unsecured and interest free and shall be made without regard to Indemnitee’s ability to repay any expenses advanced; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an unsecured undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Section 6 or otherwise.

Section 6.3.
Claims.

If a claim for indemnification (following the final disposition of such proceeding) or advancement of expenses under this Section 6 is not paid in full within sixty (60) days after a written claim therefor by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 6.4.
Insurance.

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, trustee, employee, member, trustee or agent of the Corporation, or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of an Other Entity, against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Section 6 or the DGCL.

Section 6.5.
Non-Exclusivity of Rights.

The rights conferred on any Indemnitee by this Section 6 are not exclusive of other rights arising under any bylaw, agreement, vote of directors or stockholders or otherwise, and shall inure to the benefit of the heirs and legal representatives of such Indemnitee.

Section 6.6.
Amounts Received from an Other Entity.

Subject to Section 6.7, the Corporation’s obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at the Corporation’s request as a director, officer, employee or agent of an Other Entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such Other Entity.

Section 6.7.
Amendment or Repeal.

Any right to indemnification or to advancement of expenses of any Indemnitee arising hereunder shall not be eliminated or impaired by an amendment to or repeal of this Section 6 after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit, proceeding or other matter for which indemnification or advancement of expenses is sought.

Section 6.8.
Other Indemnification and Advancement of Expenses.

This Section 6 shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

Section 6.9.
Reliance.

Indemnitees who after the date of the adoption of this Section 6 become or remain an Indemnitee described in Section 6.1 will be conclusively presumed to have relied on the rights to indemnity, advancement of expenses and other rights contained in this Section 6 in entering into or continuing the service. The rights to indemnification and to the advancement of expenses conferred in this Section 6 will apply to claims made against any Indemnitee described in Section 6.1 arising out of acts or omissions that occurred or occur either before or after the adoption of this Section 6 in respect of service as a director or officer of the corporation or other service described in Section 6.1.

Section 6.10.
Successful Defense.

In the event that any proceeding to which an Indemnitee is a party is resolved in any manner other than by adverse judgment against the Indemnitee (including, without limitation, settlement of such proceeding with or without payment of money or other consideration) it shall be presumed that the Indemnitee has been successful on the merits or otherwise in such proceeding for purposes of Section 145(c) of the DGCL. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

SECTION 7 -
NOTICES
Section 7.1.
Notices.

Except as otherwise required by law, notice may be given in writing directed to a stockholder’s mailing address as it appears on the records of the Corporation and shall be given: (a) if mailed, when notice is deposited in the U.S. mail, postage prepaid; and (b) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address. So long as the Corporation is subject to the Securities and Exchange Commission’s proxy rules set forth in Regulation 14A under the Act, notice shall be given in the manner required by such rules. To the extent permitted by such rules, or if the Corporation is not subject to Regulation 14A, notice may be given by electronic transmission directed to the stockholder’s electronic mail address, and if so given, shall be given when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by Section 232(e) of the DGCL. If notice is given by electronic mail, such notice shall comply with the applicable provisions of Sections 232(a) and 232(d) of the DGCL. Notice may be given by other forms of electronic transmission with the consent of a stockholder in the manner permitted by Section 232(b) of the DGCL and shall be deemed given as provided therein.

Section 7.2.
Waivers.

A written waiver of any notice, signed by a stockholder or director, or a waiver by electronic transmission by such person or entity, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person or entity. Neither the business nor the purpose of any meeting need be specified in the waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 8 -
MISCELLANEOUS
Section 8.1.
Corporate Seal.

The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary of the Corporation. If and when so directed by the Board of Directors, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary, Assistant Treasurer or the Chief Financial Officer.

Section 8.2.
Reliance upon Books, Reports, and Records.

Each director and each member of any committee designated by the Board of Directors of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books and records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers, agents or employees, or committees of the Board of Directors so designated, or by any other person or entity as to matters which such director or committee member reasonably believes are within such other person’s or entity’s professional or expert competence and that has been selected with reasonable care by or on behalf of the Corporation.

Section 8.3.
Fiscal Year.

The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 8.4.
Time Periods.

In applying any provision of these bylaws that requires that an act be done or not be done a specified number of days before an event or that an act be done during a specified number of days before an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

SECTION 9 -
AMENDMENTS

These bylaws may be altered, amended or repealed in accordance with the Certificate of Incorporation and the DGCL.

SECTION 10 -
EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, (i) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Act, including all causes of action asserted against any defendant named in such complaint, and (ii) the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the United States District Court for the District of Delaware), shall be the sole and exclusive forum for (a) any derivative action or proceeding brought in the name or right of the Corporation or on behalf of the Corporation, (b) any action or proceeding asserting a claim that is based upon a breach of a duty owed by a current or former director, officer, employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action or proceeding arising or asserting a claim arising pursuant to any provision of the DGCL (or as to which the DGCL confers jurisdiction upon the Court of Chancery) or any provision of the Certificate of Incorporation, any designation relating to any outstanding to any series of preferred stock, or these Bylaws, (d) any action to interpret, apply, enforce, or determine the validity of the Certificate of Incorporation or these Bylaws, or (e) any action or proceeding asserting a claim governed by the internal affairs doctrine. For the avoidance of doubt, this Article X is intended to benefit and may be enforced by us, our officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering.

Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 10.

CERTIFICATION OF AMENDED AND RESTATED BYLAWS
OF
KALVISTA PHARMACEUTICALS, INC.
(a Delaware corporation)

I, Benjamin L. Palleiko, certify that I am the President, Chief Business Officer and Chief Financial Officer of KalVista Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”), that I am duly authorized to make and deliver this certification, that the attached bylaws are a true and complete copy of the Amended and Restated Bylaws of the Corporation in effect as of the date of this certificate.

Dated: June 14, 2023	/s/ Benjamin S. Palleiko
Benjamin L. Palleiko
President, Chief Business Officer and Chief Financial Officer